Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE

OCWEN FINANCIAL ANNOUNCES PRELIMINARY OPERATING RESULTS

FOR FIRST QUARTER 2017

•	Generated $86 million of Cash from Operating Activities; Ended quarter with $268 million of cash

•	California and New York monitorships ended

•	Helped over 18,000 struggling families through loan modifications

West Palm Beach, FL – (May 3, 2017) Ocwen Financial Corporation, (NYSE:OCN) (“Ocwen” or the “Company”), a leading financial services holding company, today announced preliminary operating results for the first quarter of 2017. Ocwen incurred a GAAP net loss of $(32.6) million, or $(0.26) per share, for the three months ended March 31, 2017 compared to a net loss of $(111.2) million for the three months ended March 31, 2016. Ocwen generated revenue of $321.9 million, down 2.7% compared to the first quarter of the prior year, primarily driven by the impact of portfolio run-off offset by mortgage lending growth. Cash Flows from Operating Activities were $85.7 million for the three months ended March 31, 2017, compared to $140.9 million during the first quarter of last year.

“I am pleased that our servicing business had its third consecutive profitable quarter and that our origination business returned to profitability this quarter,” commented Ron Faris, President and CEO.

Mr. Faris continued “One area where we continue to invest is in strengthening our risk and compliance infrastructure. Numerous external and internal compliance reviews over the past year show the strength of our control structure. For example, each of the last four quarters of testing in 2016 by our independent internal review group confirmed that none of the tested National Mortgage Settlement metrics were out of tolerance. Despite recent regulatory allegations, which we believe unfairly characterize our progress and current performance, our recent reviews have not identified past or present systematic issues with our foreclosure sale processes, which is always a last resort for us. I am especially proud of the strong modification results during the quarter which helped over 18,000 struggling families. The financial crisis has not ended for many families in this country, and the Ocwen team continues to provide caring solutions that work.”

First Quarter 2017 Results

Pre-tax loss for the first quarter of 2017 was $(30.5) million, a $71.6 million improvement from the first quarter of 2016. Pre-tax results for the quarter include a number of significant items: $(8.0) million in litigation reserves, $(4.4) million of regulatory monitor costs and $(1.0) million in severance and other items. Excluding these significant items, the Company had an adjusted pre-tax loss of $(17.1) million.

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The Servicing segment recorded $3.1 million of pre-tax income, a $68.8 million improvement versus the first quarter of 2016, driven by a $31.8 million improvement in MSR Fair Value, $16.9 million in lower legal fees, the non-repeat of $6.2 million in S&P-downgrade related indemnification payments made in 2016, and other expense savings.

The Lending segment recorded $1.1 million of pre-tax income for the first quarter of 2017, a $1.7 million improvement versus the first quarter of 2016. Total mortgage lending volume grew 13.7% driven by a 127% increase in the forward lending retail channel versus the first quarter of 2016.

Additional Business Highlights

•	Appointed Robert J. Lipstein as an additional independent director to Ocwen’s Board of Directors.
•	Completed 18,395 modifications in the quarter, 49% of which were HAMP modifications.
•	Delinquencies decreased from 11.2% at December 31, 2016 to 10.7% at March 31, 2017, primarily driven by loss mitigation efforts.
•	The constant pre-payment rate (CPR) decreased from 15.1% in the fourth quarter of 2016 to 14.0% in the first quarter of 2017. In the first quarter of 2017, prime CPR was 17.0%, and non-prime CPR was 12.2%.
•	In the first quarter of 2017, Ocwen originated forward and reverse mortgage loans with unpaid principal balance of $840.5 million and $273.1 million, respectively.
•	Our reverse mortgage portfolio ended the quarter with an estimated $104.3 million in undiscounted future gains from future draws on existing loans. Neither the anticipated future gains nor the future funding liability are included in the Company’s financial statements.
•	Partnered with NID Housing Counseling Agency and NAACP to assist borrowers in California.

Webcast and Conference Call

Ocwen will host a webcast and conference call on Wednesday, May 3, 2017, at 8:30 a.m., Eastern Time, to discuss its financial results for the first quarter of 2017. The conference call will be webcast live over the internet from the Company’s website at www.Ocwen.com, click on the “Shareholders” section. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, originates and services loans. We are headquartered in West Palm Beach, Florida, with offices throughout the United States and in the U.S. Virgin Islands and operations in India and the Philippines. We have been serving our customers since 1988. We may post information that is important to investors on our website (www.Ocwen.com).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward-looking statements and this may happen again.

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Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: uncertainty related to claims, litigation, cease and desist orders and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification, origination and other practices, including uncertainty related to past, present or future investigations, litigation, cease and desist orders and settlements with state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD) and actions brought under the False Claims Act by private parties on behalf of the United States of America regarding incentive and other payments made by governmental entities; adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements; reactions to the announcement of such investigations, litigation, cease and desist orders or settlements by key counterparties, including lenders; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to contain and reduce our operating costs, including our ability to successfully execute on our cost improvement initiative; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover advances, repay borrowings and comply with our debt agreements, including the financial and other covenants contained in them; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings; volatility in our stock price; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; as well as other risks detailed in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2016 and any current and quarterly reports since such date. Ocwen’s forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, such as our reference to adjusted pre-tax loss. We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition. We believe these non-GAAP financial measures provide an alternative way to view certain aspects of our business that is instructive. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Further information may be found on Ocwen’s website.

Preliminary Results

The financial results and other financial data presented in this press release are preliminary, based upon the Company’s estimates and subject to completion of the Company’s financial closing procedures and issuance of its financial statements as of and for the quarter ended March 31, 2017. Moreover, the financial results and other financial data have been prepared on the basis of currently available information. The Company’s final financial results and other financial data could differ materially from its preliminary financial results and other financial data. The Company’s final financial results will be set forth in the Company’s Form 10-Q for the first quarter of 2017.

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FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Stephen Swett	John Lovallo	Dan Rene
T: (203) 614-0141	T: (917) 612-8419	T: (202) 973-1325
E: shareholderrelations@ocwen.com	E: jlovallo@levick.com	E: drene@levick.com

Residential Servicing Statistics (Preliminary, Unaudited)
(Dollars in thousands)

	At or for the Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Total unpaid principal balance of loans and REO serviced	$202,369,014	$209,092,130	$216,892,002	$229,276,001	$237,081,036

Non-performing loans and REO serviced as a % of total UPB (1)	10.7%	11.2%	11.4%	11.9%	13.0%

Prepayment speed (average CPR)(2) (3)	14.0%	15.1%	15.0%	14.2%	12.7%
(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.
(2)	Average CPR for the prior three months. CPR measures prepayments as a percentage of the current outstanding loan balance expressed as a compound annual rate.
(3)	Average CPR for the three months ended March 31, 2017 includes 17.0% for prime loans and 12.2% for non-prime loans.
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Segment Results (Preliminary, Unaudited) (Dollars in thousands)

	For the Three Months Ended March 31,
	2017	2016
Servicing
Revenue	$284,019	$307,427
Expenses	216,913	274,317
Other expense, net	(63,975)	(98,789)
Income (loss) before income taxes	3,131	(65,679)

Lending
Revenue	30,746	23,285
Expenses	29,332	24,378
Other income, net	(305)	514
Income (loss) before income taxes	1,109	(579)

Corporate Items and Other
Revenue	7,099	45
Expenses	30,138	29,962
Other expense, net	(11,699)	(5,950)
Loss before income taxes	(34,738)	(35,867)

Consolidated loss before income taxes	$(30,498)	$(102,125)
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share data) (Preliminary, Unaudited)

	For the Three Months Ended March 31,
	2017	2016
Revenue
Servicing and subservicing fees	$272,502	$297,496
Gain on loans held for sale, net	22,944	15,572
Other	26,418	17,689
Total revenue	321,864	330,757

Expenses
Compensation and benefits	91,801	96,249
Servicing and origination	67,907	95,692
Professional services	41,829	70,907
Technology and communications	27,347	26,869
Occupancy and equipment	17,749	24,745
Amortization of mortgage servicing rights	12,715	12,806
Other	17,035	1,389
Total expenses	276,383	328,657

Other income (expense)
Interest income	3,763	4,190
Interest expense	(84,062)	(106,089)
Gain on sale of mortgage servicing rights, net	287	1,175
Other, net	4,033	(3,501)
Total other expense, net	(75,979)	(104,225)

Loss before income taxes	(30,498)	(102,125)
Income tax expense	2,125	9,076
Net loss	(32,623)	(111,201)
Net income attributable to non-controlling interests	(101)	(130)

Net loss attributable to Ocwen stockholders	$(32,724)	$(111,331)

Loss per share attributable to Ocwen stockholders
Basic	$(0.26)	$(0.90)
Diluted	$(0.26)	$(0.90)

Weighted average common shares outstanding
Basic	124,014,928	124,093,339
Diluted	124,014,928	124,093,339
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except share data) (Preliminary, Unaudited)

	March 31, 2017	December 31, 2016
Assets
Cash	$268,320	$256,549
Mortgage servicing rights ($651,987 and $679,256 carried at fair value)	1,010,518	1,042,978
Advances, net	234,173	257,882
Match funded assets (related to variable interest entities (VIEs))	1,392,421	1,451,964
Loans held for sale ($313,558 and $284,632 carried at fair value)	339,153	314,006
Loans held for investment, at fair value	3,916,387	3,565,716
Receivables, net	212,781	265,720
Premises and equipment, net	60,774	62,744
Other assets ($21,066 and $20,007 carried at fair value) ($27,141 and $43,331 related to VIEs)	428,617	438,104
Total assets	$7,863,144	$7,655,663

Liabilities and Equity
Liabilities
Financing liabilities ($4,198,452 and $3,911,488 carried at fair value)	$4,295,408	$4,012,812
Match funded liabilities (related to VIEs)	1,215,212	1,280,997
Other secured borrowings, net	738,447	678,543
Senior notes, net	346,929	346,789
Other liabilities ($3,868 and $1,550 carried at fair value)	643,714	681,239
Total liabilities	7,239,710	7,000,380

Equity
Ocwen Financial Corporation (Ocwen) stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 124,577,169 and 123,988,160 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	1,246	1,240
Additional paid-in capital	527,986	527,001
Retained earnings	93,159	126,167
Accumulated other comprehensive loss, net of income taxes	(1,383)	(1,450)
Total Ocwen stockholders’ equity	621,008	652,958
Non-controlling interest in subsidiaries	2,426	2,325
Total equity	623,434	655,283
Total liabilities and equity	$7,863,144	$7,655,663
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands) (Preliminary, Unaudited)

	For the Three Months Ended March 31,
	2017	2016
Cash flows from operating activities
Net loss	$(32,623)	$(111,201)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of mortgage servicing rights	12,715	12,806
Loss on valuation of mortgage servicing rights, at fair value	26,335	29,293
Impairment of mortgage servicing rights	1,401	29,953
Gain on sale of mortgage servicing rights, net	(287)	(1,175)
Realized and unrealized (gains) losses on derivative financial instruments	(359)	1,496
Provision for bad debts	22,410	11,382
Depreciation	7,081	5,039
Amortization of debt issuance costs	673	3,277
Equity-based compensation expense	2,132	1,416
Net gain on valuation of mortgage loans held for investment and HMBS-related borrowings	(5,360)	(3,667)
Gain on loans held for sale, net	(15,306)	(29,584)
Origination and purchase of loans held for sale	(1,237,535)	(1,211,076)
Proceeds from sale and collections of loans held for sale	1,173,912	1,165,503
Changes in assets and liabilities:
Decrease in advances and match funded assets	105,958	109,076
Decrease in receivables and other assets, net	84,857	84,512
Increase (decrease) in other liabilities	(62,423)	21,473
Other, net	2,089	22,365
Net cash provided by operating activities	85,670	140,888

Cash flows from investing activities
Origination of loans held for investment	(347,080)	(304,058)
Principal payments received on loans held for investment	80,290	87,237
Purchase of mortgage servicing rights	(1,229)	(4,263)
Proceeds from sale of mortgage servicing rights	729	15,305
Proceeds from sale of advances	1,115	41,003
Issuance of automotive dealer financing notes	(39,100)	—
Collections of automotive dealer financing notes	37,129	—
Additions to premises and equipment	(5,258)	(19,800)
Other	(1,644)	1,624
Net cash used in investing activities	(275,048)	(182,952)
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS — (continued) (Dollars in thousands) (Preliminary, Unaudited)

	For the Three Months Ended March 31,
	2017	2016
Cash flows from financing activities
Repayment of match funded liabilities	(65,785)	(46,953)
Proceeds from mortgage loan warehouse facilities and other secured borrowings	2,224,774	1,902,472
Repayments of mortgage loan warehouse facilities and other secured borrowings	(2,263,685)	(2,014,474)
Payment of debt issuance costs	(841)	(2,242)
Proceeds from sale of reverse mortgages (HECM loans) accounted for as a financing (HMBS-related borrowings)	306,749	233,174
Repurchase of common stock	—	(5,890)
Other	(63)	(782)
Net cash provided by financing activities	201,149	65,305

Net increase in cash	11,771	23,241
Cash at beginning of year	256,549	257,272
Cash at end of period	$268,320	$280,513
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